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                        UNITED WATER RESOURCES INC.

       PROXY FOR THE MARCH 10, 1994 SPECIAL MEETING OF SHAREHOLDERS

  The undersigned shareholder of United Water Resources Inc. ("UWR") hereby appoints Robert A. Gerber, Donald L. Correll and Douglas W. Hawes, and any of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution and revocation, to vote all shares of Common Stock of UWR which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Sheraton Hasbrouck Heights Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, on Thursday, March 10, 1994, at 9:30 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted as follows:

  1. Adoption of the Amended and Restated Agreement and Plan of Merger dated as of September 15, 1993 (the "Merger Agreement") between UWR and GWC Corporation ("GWC") providing for, among other things, the merger of GWC with and into UWR (the "Merger"), and certain amendments to the Restated Certificate of Incorporation of UWR.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER.

                    FOR        AGAINST        ABSTAIN
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  2. In their discretion on such other matters as may properly come before the special meeting.

            (Continued and to be dated and signed on reverse side.)

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        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  THIS PROXY IS GIVEN AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW JERSEY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE JOINT PROXY STATEMENT AND PROSPECTUS DATED FEBRUARY 3, 1994, OF UWR RELATING TO THE MERGER.

                                          ................................

                                                (Shareholder sign here)

                                          ................................

                                                (Shareholder sign here)

                                          Date: ................., 1994

                                          PLEASE DATE AND SIGN EXACTLY AS NAME
                                          APPEARS HEREON. WHEN SHARES ARE HELD
                                          BY JOINT TENANTS BOTH SHOULD SIGN.
                                          (EXECUTORS, ADMINISTRATIVE TRUSTEES,
                                          ETC. SHOULD SO INDICATE).

   I PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. THE NUMBER OF SHAREHOLDERS
   IN MY PARTY, INCLUDING MYSELF, WILL BE        .
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